UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2007

REAL ESTATE ASSOCIATES LIMITED VII

(Exact name of registrant as specified in its charter)

            California

  0-13810

  95-3290316

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Real Estate Associates Limited VII (the “Registrant”) has a 98.99% limited partnership interest in Clarkwood Apartments – Phase I (“Clarkwood I”), a joint venture, and a 99.57% limited partnership interest in Clarkwood Apartments – Phase II (“Clarkwood II”), a joint venture. On December 18, 2007, Clarkwood I and Clarkwood II entered into separate agreements of sale and purchase to sell their investment properties, Kensington Square I and Kensington Square II, respectively, to a third party, The Orlean Company (the “Purchaser”), an Ohio corporation, for a gross sales price of $1,570,000 and $2,617,000, respectively.  After payment of closing costs and non-recourse notes payable due to an affiliate of the Purchaser, the Registrant expects to receive a distribution of approximately $100,000 from the sale of Clarkwood I and approximately $170,000 from the sale of Clarkwood II. The Registrant had no investment balance remaining in either Clarkwood I or Clarkwood II as of September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VII

By:

National Partnership Investments Corp.

Corporate General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

December 24, 2007